                                                                    EXHIBIT 10.3

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                       NITINOL MEDICAL TECHNOLOGIES, INC.

                                NMT HEART, INC.

                              INNERVENTIONS, INC.

                                      AND

                             FLETCHER SPAGHT, INC.

                          DATED AS OF JANUARY 25, 1996

                               TABLE OF CONTENTS

ARTICLE I  THE MERGER
     Section 1.1    The Merger
     Section 1.2    Closing
     Section 1.3    Effective Time
     Section 1.4    Conversion of Securities
     Section 1.5    Adjustment of Exchange Ratio
     Section 1.6    Exchange of Securities

ARTICLE II  CERTAIN MATTERS RELATING TO THE SURVIVING
            CORPORATION
     Section 2.1    Certificate of Incorporation of the
                    Surviving Corporation
     Section 2.2    By-Laws of the Surviving Corporation
     Section 2.3    Directors and Officers of the Surviving Corporation

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT
             AND MERGER SUB
     Section 3.1    Existence, Good Standing, Corporate Authority
     Section 3.2    Authorization, Validity and Effect of Agreements
     Section 3.3    Capitalization
     Section 3.4    No Violation
     Section 3.5    No Brokers
     Section 3.6    Parent Common Stock
     Section 3.7    Financial Statements
     Section 3.8    Interim Operations of Merger Sub

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
     Section 4.1    Existence, Good Standing, Corporate
                    Authority
     Section 4.2    Authorization, Validity and Effect of
                    Agreements
     Section 4.3    Compliance with Laws
     Section 4.4    Capitalization
     Section 4.5    Other Interests
     Section 4.6    No Violation
     Section 4.7    Conduct of Business
     Section 4.8    Litigation
     Section 4.9    Absence of Certain Changes
     Section 4.10   Proprietary Rights
     Section 4.11   Properties
     Section 4.12   Material Contracts
     Section 4.13   Taxes
     Section 4.14   Employees
     Section 4.15   Absence of Indemnifiable Claims, etc
     Section 4.16   No Brokers
     Section 4.17   Financial Condition
     Section 4.18   Questionable Payments
     Section 4.19   Insurance
     Section 4.20   Full Disclosure
     Section 4.21   Non-Distributive Intent
     Section 4.22   Available Information

ARTICLE V  COVENANTS
     Section 5.1    Alternative Proposals
     Section 5.2    Interim Operations of InnerVentions
                         and Clamshell
     Section 5.3    Filings; Other Action
     Section 5.4    Inspection of Records
     Section 5.5    Further Action
     Section 5.6    Expenses
     Section 5.7 Survival of Representations and Warranties of Stockholder
     Section 5.8    Board of Directors Representation

ARTICLE VI  CONDITIONS
     Section 6.1    Conditions to Obligation of InnerVentions and
                        Stockholder to Effect the Merger
     Section 6.2    Conditions to Obligation of Parent and
                    Merger Sub to Effect the Merger

ARTICLE VII  TERMINATION
     Section 7.1    Termination
     Section 7.2    Effect of Termination

ARTICLE VIII INDEMNIFICATION
     Section 8.1    Obligation of Stockholder to Indemnify
     Section 8.2    Obligation of Parent to Indemnify
     Section 8.3    Notice and Opportunity to Defend
     Section 8.4    Collateral for Limited Recourse Claim
                    for Indemnification

ARTICLE IX  GENERAL PROVISIONS
     Section 9.1    Notices
     Section 9.2    Assignment, Binding Effect
     Section 9.3    Entire Agreement
     Section 9.4    Amendment
     Section 9.5    Governing Law
     Section 9.6    Counterparts
     Section 9.7    Headings
     Section 9.8    Interpretation
     Section 9.9    Waivers
     Section 9.10  Incorporation of Schedules and Exhibits
     Section 9.11  Severability
     Section 9.12  Enforcement of Agreement

EXHIBITS
- --------

     Exhibit A      Certificate of Merger
     Exhibit B      Form of Parent Common Stock Warrant
     Exhibit C      Form of Opinion of Counsel to Parent
     Exhibit D      Form of Registration Rights Agreement
     Exhibit E      Form of Pledge Agreement
     Exhibit F      Form of Opinion of Counsel to InnerVentions

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of January __, 1996 (the "Agreement") among Nitinol Medical Technologies, Inc, a Delaware corporation ("Parent"), NMT Heart, Inc., a Delaware corporation and the wholly-owned subsidiary of Parent ("Merger Sub"), InnerVentions, Inc., a Delaware corporation ("InnerVentions"), and Fletcher Spaght, Inc., the sole stockholder of InnerVentions ("Stockholder").

     WHEREAS, the parties wish to provide for the terms and conditions upon which InnerVentions will be acquired by Parent by means of a merger of InnerVentions with and into Merger Sub;

     WHEREAS, it is the intention of the parties to this Agreement that for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1  The Merger.  Upon the terms and subject to the conditions of
                  ----------
this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), InnerVentions shall be merged with and into Merger Sub in accordance with the laws of the State of Delaware and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of InnerVentions shall cease, and Merger Sub shall continue as the surviving corporation of the Merger (Merger Sub, in such capacity hereinafter sometimes referred to as the "Surviving Corporation"). The name of Merger Sub as the Surviving Corporation, shall remain "NMT Heart, Inc."

     Section 1.2  Closing.  Subject to the terms and conditions of this
                  -------
Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Squadron, Ellenoff, Plesent & Sheinfeld LLP, 551 Fifth Avenue, New York, New York 10176 at 10:00 a.m. on the second business day after all the conditions set forth in Article VI of this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date upon which the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

     Section 1.3  Effective Time.  As soon as practical after all the conditions
                  --------------
to the Merger set forth in Article VI of this Agreement have been fulfilled or waived, and provided, that this Agreement shall not have been terminated as provided in Article VII hereof, the parties hereto shall cause a certificate of merger to be properly executed and filed in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and the terms of this Agreement. The parties hereto shall also take such further actions as may be required under the law of the State of Delaware in connection with the consummation of the Merger. The Merger shall become effective at such time as the Certificate of Merger (substantially in the form of Exhibit A attached hereto) is duly filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL (the "Certificate of Merger") or at such later time as is specified in the Certificate of Merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of InnerVentions and Merger Sub, all as provided under applicable law.

     Section 1.4  Conversion of Securities.  At the Effective Time, by virtue of
                  ------------------------
the Merger and without any action on the part of Parent, Merger Sub, InnerVentions or the holder of any of the following securities:

          (a)  InnerVentions Common Stock.  Subject to Section 1.6, each share
               --------------------------
     of Common Stock, par value $0.001 per share, of InnerVentions (the "IV Common Stock"), then issued and outstanding shall be converted into and represent the right to receive 977.838 validly issued, fully paid and non-assessable shares of Common Stock, par value $.001 per share, of Parent (the "Parent Common Stock") (such ratio, as adjusted as contemplated pursuant to Section 1.5 being referred to herein as the "Exchange Ratio"). All such shares of IV Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued pursuant to this Section 1.4 with respect thereto upon the surrender of such certificate in accordance with Section 1.7.

          (b)  IV Stock Owned by InnerVentions.  All shares of IV Common Stock
               -------------------------------
     which immediately prior to the Effective Time are held directly by InnerVentions in its treasury, shall be cancelled and retired and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered with respect thereto.

          (c)  Merger Sub Common Stock.  Each share of capital stock of Merger
               -----------------------
     Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall continue as one share of capital stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number and kind of shares of the Surviving Corporation.

     Section 1.5  Adjustment of Exchange Ratio.  In the event that, subsequent
                  ----------------------------
to the date of this Agreement, but prior to the Effective Time, the outstanding shares of Parent Common Stock or IV Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

     Section 1.6  Exchange of Securities.
                  -----------------------

          (a) Promptly after the Effective Time, Parent shall upon surrender of the stock certificates representing all of the issued and outstanding shares of IV Common Stock deliver to Stockholder (i) a certificate representing 977,838 shares of Parent Common Stock, which represents 12 percent of the issued and outstanding Parent Common Stock (the "FS Parent Stock") and (ii) common stock purchase warrants (the "Parent Common Stock Warrants") in the form of Exhibit B to purchase 212,455 shares of Parent Common Stock at an initial exercise price of $1.13. Stockholder will then re-deliver to Parent the certificates for the FS Parent Stock and the Parent Common Stock Warrants to Parent, in accordance with the terms of the pledge of stock referred to in Section 6.2(f) of this Agreement. In addition, the shares of Parent Common Stock issued or issuable to Stockholder shall have certain "piggy-back" registration rights as set forth in a Registration Rights Agreement to be dated as of the Closing Date by and between Parent and Stockholder. The shares of IV Common Stock so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to the holder of shares of IV Common Stock.

          (b) All shares of Parent Common Stock issued upon conversion of the shares of IV Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of IV Common Stock.

                                   ARTICLE II

                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

     Section 2.1  Certificate of Incorporation of the Surviving Corporation.
                  ---------------------------------------------------------
The Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

     Section 2.2  By-laws of the Surviving Corporation.  The By-laws of Merger
                  ------------------------------------
Sub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

     Section 2.3  Directors and Officers of the Surviving Corporation.  The
                  ---------------------------------------------------
directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to InnerVentions as of the date hereof and at the Effective Time as follows:

     Section 3.1  Existence, Good Standing, Corporate Authority.  Parent and
                  ---------------------------------------------
Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The only subsidiary of Parent is Merger Sub. Each of Parent and Merger Sub is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent and Merger Sub taken as a whole (a "Parent Material Adverse Effect"). Parent and Merger Sub have all requisite corporate power and authority to own, operate and lease their respective properties.

     Section 3.2  Authorization, Validity and Effect of Agreements.  Each of
                  ------------------------------------------------
Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed and delivered in connection herewith. The execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     Section 3.3  Capitalization.  (a)  The authorized capital stock of Parent
                  --------------
consists of 20,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock par value $.001 per share (the "Parent Preferred Stock"). As of December 31, 1995, there were 7,170,812.5 shares of Parent Common Stock, issued and outstanding and no shares of Parent Preferred Stock were issued. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) Except as set forth on Schedule 3.3(b) and as contemplated by this Agreement, there are not at the date of this Agreement, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer, redeem or sell any shares of capital stock of Parent or Merger Sub.

     Section 3.4  No Violation.  Neither the execution and delivery by Parent
                  ------------
and Merger Sub of this Agreement, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Parent or Merger Sub; (b) result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Parent Material Adverse Effect; (c) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to Parent or Merger Sub which would have a Parent Material Adverse Effect; or (d) other than the filings provided for in
Section 1.3, require filings under applicable federal, state and local regulatory laws, filings required under the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, (the "Securities Act") or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority, the failure to obtain or make would have a Parent Material Adverse Effect.

     Section 3.5  No Brokers.  Except as set forth on Schedule 3.5, Parent has
                  ----------                          ------------
not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Innerventions or Parent to pay any finder's fee, brokerage or agent's commissions or other like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     Section 3.6  Parent Common Stock.  The issuance and delivery by Parent of
                  -------------------
shares of Parent Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent. The shares of Parent Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights of any sort.

     Section 3.7    Financial Statements.  Parent has furnished to Stockholder
                    --------------------
the unaudited balance sheet of Parent as of September 30, 1995 (the "Balance Sheet"), in accordance with the books and records of Parent, which Balance Sheet fairly presents in all material respects the financial position of Parent as of September 30, 1995. Parent had been a "Subchapter S" corporation for federal income tax purposes from its inception until October 20, 1995, when Parent became a "C" corporation for federal income tax purposes. The Balance Sheet includes pro forma income taxes as if Parent had been a "C" corporation as of September 30, 1995.

     Section 3.8  Interim Operations of Merger Sub.  Merger Sub will be formed
                  --------------------------------
solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no subsidiaries, and will have conducted its operations only as contemplated hereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as of the date hereof and at the Effective Time as follows:

     Section 4.1  Existence, Good Standing, Corporate Authority.  The only
                  ---------------------------------------------
subsidiary of InnerVentions is Clamshell Asset, Corp. ("Clamshell"). Each of InnerVentions and Clamshell is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of InnerVentions and Clamshell is duly licensed or qualified to do business as a foreign corporation in each jurisdiction set forth beside either InnerVentions' or Clamshell's name, as the case may be, on Schedule 4.1, and such jurisdictions
                                            ------------
constitute the only jurisdictions where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results or operations or financial condition of InnerVentions and Clamshell taken as a whole (an "IV Material Adverse Effect"). Each of InnerVentions and Clamshell has all requisite corporate power and authority to own, operate and lease its properties. The copies of InnerVentions' and Clamshell's respective Certificates of Incorporation and Bylaws previously delivered or made available to Parent are true and correct.

     Section 4.2  Authorization, Validity and Effect of Agreements.  Each of
                  ------------------------------------------------
InnerVentions and Stockholder has the requisite corporate power and authority to execute and deliver this agreement and all agreements and documents to be executed and delivered in connection herewith. The execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation by each of InnerVentions and Stockholder of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of each of InnerVentions and Stockholder, enforceable against each of them respectively in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     Section 4.3  Compliance with Laws.
                  --------------------

          (a) Each of InnerVentions and Clamshell holds all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commission and other governmental or other regulatory authority or agency, foreign or domestic, ("Governmental Entities") necessary for the lawful conduct of its business as presently conducted (the "Permits").

          (b) Each of InnerVentions and Clamshell is in substantial compliance with the terms of the Permits.

          (c) Each of InnerVentions and Clamshell is in substantial compliance with all laws, ordinances or regulations of all Governmental Entities except where failure to comply would not have an IV Material Adverse Effect.

          (d) As of the date of this Agreement, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to either InnerVentions or Clamshell is pending or threatened.

          (e) Neither of InnerVentions nor Clamshell is subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations.

     Section 4.4  Capitalization.  The authorized capital stock of InnerVentions
                  --------------
consists of 3,000 shares of IV Common Stock. As of December 31, 1995, there were 1000 shares of IV Common Stock issued and outstanding, all of which are owned of record and beneficially by Stockholder. The authorized capital stock of Clamshell consists of 100,000 shares of Common Stock, par value $.01 per share ("Clamshell Common Stock") and 1,000 shares of Preferred Stock, $.10 par value $.01 per share ("Clamshell Preferred Stock"). As of December 31, 1995, there were 100 shares of Clamshell Common Stock issued and outstanding all of which are owned of record and beneficially by InnerVentions, and no shares of Clamshell Preferred Stock were issued. As of December 31, 1995, no additional shares of capital stock of either InnerVentions or Clamshell have been issued. Neither InnerVentions nor Clamshell has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of InnerVentions and Clamshell, respectively, on any matter. All issued and outstanding shares of IV Common Stock and Clamshell Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate either InnerVentions or Clamshell to issue, transfer, redeem or sell any shares of capital stock of either InnerVentions or Clamshell.

     Section 4.5  Other Interests.  Except for the capital stock of Clamshell,
                  ---------------
InnerVentions does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

     Section 4.6  No Violation.  Neither the execution and delivery by
                  ------------
InnerVentions of this Agreement, nor the consummation by InnerVentions of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of either InnerVentions or Clamshell; (b) result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which either InnerVentions or Clamshell is a party, or by which either InnerVentions, Clamshell or their respective properties is bound or affected; (c) contravene or conflict with or constitute a violation of any provisions of any law, regulation, judgment, injunction, order or decree binding upon or applicable to InnerVentions or Clamshell; or (d) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority.

     Section 4.7  Conduct of Business.  The business of InnerVentions and
                  -------------------
Clamshell is not being conducted in default or violation of any term, condition or provisions of (a) its respective Certificate of Incorporation or By-Laws or similar organizational documents; (b) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which either InnerVentions or Clamshell is now a party or by which either InnerVentions or Clamshell or its respective properties or assets may be bound; or (c) any federal, state, local or foreign statute, law, ordinance, rule, regulation or approval applicable to either InnerVentions or Clamshell, except where failure to comply would not have an IV Material Adverse Effect.

     Section 4.8   Litigation.  There are no actions suits or proceedings
                   ----------
pending against either Innerventions or Clamshell or threatened against InnerVentions at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality.

     Section 4.9  Absence of Certain Changes.  Since their respective formation
                  --------------------------
each of InnerVentions and Clamshell has not conducted any business other than the acquisition and ownership of their respective assets, and there has not been
(a) any IV Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (c) any material change in its accounting principles, practices or methods, except any such change after the date of this Agreement required by generally accepted accounting principles.

     Section 4.10  Proprietary Rights.
                   ------------------

          (a) A list of all of each of InnerVentions' and Clamshell's, patents, patent applications, trademarks, trademark applications, trade secrets, formulations, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information or other rights with respect thereto (collectively, the "Proprietary Rights") are listed in Schedule 4.10 hereto.
               -------------

          (b) Each of InnerVentions and Clamshell owns or possesses adequate licenses or other rights to use any and all of the Proprietary Rights used in or required for its respective business as currently conducted free and clear of any liens, claims or encumbrances.

          (c) There are no claims, disputes, actions, proceedings, suits or appeals pending or threatened against either InnerVentions or Clamshell relating to any of its Proprietary Rights.

          (d) To the knowledge of InnerVentions and Stockholder, none of the Proprietary Rights of either InnerVentions or Clamshell infringes on the proprietary rights of any third party nor are the Proprietary Rights of any third party infringing on the Proprietary Rights of either InnerVentions or Clamshell.

          (e) Except as set forth on Schedule 4.10, neither InnerVentions nor Clamshell has disclosed any of its material trade secrets to any Person without obtaining an agreement obligating the recipient to maintain the confidentiality thereof and both InnerVentions and Clamshell have taken reasonable security measures to protect the confidentiality and value of its trade secrets.

          (f) Neither InnerVentions nor Clamshell has disposed of or granted any license to use any of its Proprietary Rights, nor has InnerVentions or Clamshell granted any options to purchase or obtain a license to, or any other lien, claim or encumbrance on, any of its Proprietary Rights.

          (g) Without limiting the generality of the foregoing, InnerVentions and Clamshell have all Proprietary Rights necessary to use the "Clamshell II Septal Occluder", the "Delivery System" and "Device-Related Products" as set forth in the Stock Transfer Agreement (the "Stock Transfer Agreement") between Children's Medical Center Corporation ("Hospital") and InnerVentions dated as of June 19, 1995; the License Agreement (the "License Agreement") between Hospital and InnerVentions dated June 19, 1995; and the Sublicense Agreement (the "Sublicense Agreement") between Hospital and InnerVentions dated June 19, 1995.

          (h) C.R. Bard, Inc. ("Bard") developed the Clamshell II Septal Occluder as well as a delivery system for its implantation which was then assigned to Hospital together with certain tangible assets and intellectual property rights pursuant to an Asset and Technology Donation and Transfer Agreement (the "Technology Donation Agreement") between Bard and Hospital dated as of May 12, 1995. In connection with such transfer, Bard and Hospital entered into a Patent and Know-How License Agreement dated as of June 19, 1995. Hospital then assigned all of the rights received from Bard to InnerVentions pursuant to the Stock Transfer Agreement, the License Agreement and the Sublicense Agreement. Bard then entered into a Supply Agreement with InnerVentions dated as of July 19, 1995 for the supply of certain related products. All such agreements are valid, subsisting, in full force and effect and binding upon all parties thereto in accordance with their terms, no person or entity which is a party thereto or otherwise bound thereby is in default of any material term thereunder, and, no event, occurrence, condition or act exists which does (or which with or without the giving of notice or the lapse of time or both would) give rise to a material default, or a cancellation, acceleration or loss of material contractual benefits thereunder, and there are no outstanding disputes thereunder nor threatened cancellations thereof.

     Section 4.11  Properties.  Neither InnerVentions nor Clamshell owns or
                   ----------
leases any real property. Each of InnerVentions and Clamshell has good and valid title to all of its assets and properties, free and clear of any lien, claim or other encumbrance. Schedule 4.11 sets forth a complete list of all
                             -------------
leases of personal property to which either InnerVentions or Clamshell is a party. Such leases are valid and subsisting leases, upon consummation of the transaction contemplated hereby, shall continue to entitle the Surviving Corporation to the use and possession of the real or personal property purported to be covered thereby for the terms specified in such leases and for the purposes for which such real or personal property is now used.

     Section 4.12  Material Contracts.  Schedule 4.12 contains a complete, true
                   ------------------   -------------
and correct list of all contracts, commitments, obligations and understandings to which either InnerVentions or Clamshell is a party or otherwise bound (the "IV Contracts"). All the IV Contracts are valid, subsisting, in full force and effect, and binding upon InnerVentions or Clamshell, as the case may be, in accordance with their terms, and binding upon the other parties thereto in accordance with their terms. Neither InnerVentions nor Clamshell is (with or without notice or lapse of time or both) in default under any IV Contract nor is any other party to any such contract or other agreement (with or without notice or lapse of time or both) in default thereunder; and each of InnerVentions and Clamshell has performed all of their respective obligations under each IV Contract which are required to be performed for all activity up to the Effective Time.

     Section 4.13  Taxes.  Each of InnerVentions and Clamshell (a) has timely
                   -----
filed all material federal, state and foreign tax returns required to be filed by it for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete and accurate in all material respects; (b) has paid or accrued all taxes shown to be due and payable on such returns; and (c) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns.

     Section 4.14  Employees.  Neither InnerVentions nor Clamshell has had any
                   ---------
employees from the date of its incorporation to the date hereof.

     Section 4.15  Absence of Indemnifiable Claims, etc.  There are no losses,
                   -------------------------------------
claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of either InnerVentions or Clamshell to indemnification by either InnerVentions or Clamshell under applicable law, the articles of incorporation or by-laws of either InnerVentions or Clamshell or any insurance policy maintained by either InnerVentions or Clamshell.

     Section 4.16  No Brokers.  Neither InnerVentions nor Stockholder has
                   ----------
entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of InnerVentions or Parent to pay any payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 3.5, neither InnerVentions nor Stockholder is aware of any claim for
- ------------
payment of any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby.

     Section 4.17  Financial Condition.
                   -------------------

          (a) Except as set forth on Schedule 4.17, neither InnerVentions nor Clamshell have any liabilities or obligations (absolute, accrued, contingent or otherwise) and whether due, which arise out of or relate to the operations or assets of either InnerVentions or Clamshell. Neither InnerVentions nor Clamshell has had any operations from the date of its incorporation to the date hereof.

          (b) The financial records, ledgers and account books of each of InnerVentions and Clamshell have been kept in the ordinary course of business and are true, complete and accurate.

          (c) Since each of their respective formation, there has not been an IV Material Adverse Effect or any event that, individually or in the aggregate, would reasonably be expected to result in an IV Material Adverse Effect.

     Section 4.18  Questionable Payments.  Neither InnerVentions, Clamshell, nor
                   ---------------------
any director, officer, agent, employee, or other person associated with or acting on behalf of either InnerVentions or Clamshell, nor any stockholder of InnerVentions or Clamshell has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

          4.19  Insurance.  Schedule 4.19 sets forth all policies or binders of
                ---------   -------------
professional liability and commercial general liability or other insurance held by or on behalf of either InnerVentions or Clamshell (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $10,000, setting forth the aggregate amounts paid out under each such policy through the date of this Agreement and the aggregate limit of any of the insurer's liability thereunder). Such policies and binders are in full force and effect and insure against risks and liabilities customary for the business in which either InnerVentions or Clamshell is engaged. Neither InnerVentions nor Clamshell is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 4.20 there
                                                           -------------
are no outstanding unpaid claims under any such policy or binder. Neither InnerVentions nor Clamshell has received a notice of cancellation or non-renewal of any such policy or binder. Neither InnerVentions nor Clamshell has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

          4.20 Full Disclosure.  All documents and other papers delivered by or
               ---------------
on behalf of either InnerVentions or Clamshell in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. Such documents and papers do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact known to InnerVentions or Stockholder which either InnerVentions or Clamshell has not disclosed to Parent in writing which materially adversely affects, or so far as either InnerVentions or Clamshell can reasonably foresee will materially adversely affect, the assets, properties, business or condition (financial or otherwise) or prospects of either InnerVentions or Clamshell or the ability of either InnerVentions or Clamshell to perform this Agreement.

          4.21 Non-Distributive Intent. The Stockholder is acquiring the Parent
               -----------------------
Common Stock and the Parent Common Stock Warrants to be issued hereunder to it for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Stockholder understands that it may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act. The Stockholder will not sell or otherwise dispose of such securities without registration under the Securities Act, or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect.

          4.22 Available Information.  Stockholder acknowledges that (i) Parent
               ---------------------
has heretofore made available to Stockholder all financial and other information relating to the Parent requested by Stockholder and (ii) it has been offered the opportunity to ask questions of, and receive answers from, the management of Parent concerning all material aspects of Parent and its business and that any request for such information has been fully complied with to the extent management of Parent possess such information.

                                   ARTICLE V

                                   COVENANTS

     Section 5.1  Alternative Proposals.  Prior to the Effective Time
                  ---------------------
InnerVentions and Stockholder each agree (a) that they shall not, and shall direct and cause officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by them) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any signification portion of the assets of or any equity securities of InnerVentions or Clamshell (any such proposal or offer being hereinafter referred to as an" "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.1; and (c) that they will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with them.

     Section 5.2 Interim Operations of InnerVentions and Clamshell. Prior to the
                 -------------------------------------------------
Effective Time, unless Parent has consented in writing thereto, InnerVentions and Clamshell:

          (i) Shall conduct their respective operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) Shall use their respective reasonable efforts to preserve intact their business organizations and goodwill, keep available the services of officers and employees and maintain satisfactory relationships with those persons having business relationships with each of them;

         (iii) Shall not amend their respective Certificate of Incorporation or Bylaws or comparable governing instruments;

          (iv) Shall promptly notify Parent of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

          (v) Shall not (A), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees;
(D) grant any severance or termination package to any employee or consultant; or
(E) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect;

          (vi) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests;

          (vii) Shall not enter into any material transaction, or agree to enter into any material transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a substantial portion of assets or capital stock;

          (viii) Shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others;

            (ix) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

          (x) Shall not make or commit to make any capital expenditures;

          (xi) Shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate or enter into any transaction with any Affiliate.

          (xii) Shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

          (xiii) Shall not grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind; and

          (xiv) Shall maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect.

     Section 5.3 Filings; Other Action.
                 ---------------------

          (a) Subject to the terms and conditions herein provided, InnerVentions and Parent shall use all reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and InnerVentions shall take all such necessary action.

          (b) (i) InnerVentions and Parent shall give any notices to third parties, and use all reasonable efforts to obtain any third party consents, necessary, proper or advisable to consummate the transactions contemplated in this Agreement, including but not limited to the written consent of Hospital and Bard.

          (ii) In the event that either party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon InnerVentions, Clamshell and Parent, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (c) From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of InnerVentions or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant hereto
           --------  -------
shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     Section 5.4 Inspection of Records.  From the date hereof to the Effective
                 ---------------------
Time, InnerVentions and Clamshell shall (a) allow all designated officers, attorneys, accountants and other representatives of Parent reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of InnerVentions and Clamshell; (b) furnish to Parent and its representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of InnerVentions and Clamshell to cooperate with the Parent and its representatives in its investigation of InnerVentions and Clamshell the business of.

     Section 5.5 Further Action. Each party hereto shall, subject to the
                 --------------
fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger. In addition, InnerVentions, Clamshell and Stockholder agree, at any time before or after the Effective Time, to fully cooperate with Parent to cause the financial statements of InnerVentions and Clamshell to be audited.

     Section 5.6 Expenses.  Whether or not the Merger is consummated, all costs
                 --------
and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise provided herein, be paid by Stockholder if incurred by Stockholder, InnerVentions or Clamshell and by Parent if incurred by Parent or Merger Sub.

     Section 5.7  Survival of Representations and Warranties of Stockholder.
                  ---------------------------------------------------------
Notwithstanding any right of Parent to investigate the affairs of InnerVentions and Clamshell and notwithstanding any knowledge of facts determined or determinable by Parent pursuant to such investigation or right of investigation, Parent has the right to rely fully upon the representations, warranties, covenants and agreement of Stockholder contained in this Agreement. All such representations, warranties, covenants and agreements shall survive for a period of two years following the Closing Date.

     Section 5.8  Board of Directors Representation.  For so long as the License
                  ---------------------------------
Agreement remains in effect, Parent shall use its best efforts to nominate a designee of Stockholder as a director of Parent. Upon the Closing, Parent shall obtain written Voting Agreements in form and substance reasonably satisfactory to Stockholder from its shareholders listed on Schedule 5.8 hereof, pursuant to which Voting Agreements such shareholders shall agree to vote all shares of Common Stock held by them for any designees of Stockholder nominated pursuant to this Section 5.8.

                                  ARTICLE VI

                                  CONDITIONS


     Section 6.1  Conditions to Obligation of InnerVentions and Stockholder to
                  ------------------------------------------------------------
Effect the Merger.  The obligation of InnerVentions to effect the Merger shall
- -----------------
be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Parent shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Parent on or prior to the Closing Date, and Stockholder shall have received a certificate of the President or Executive Vice President of Parent dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, and Stockholder shall have received a certificate of the President or Executive Vice President of Parent, dated the Closing Date, certifying to such effect.

          (c) Stockholder shall have received the opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to Parent, dated the Closing Date, in the form of Exhibit C.

          (d) The Stockholder and Parent shall have entered into a Registration Rights Agreement, substantially in the form of Exhibit D.

          (e) The Stockholder shall have received the Voting Agreements referred to in Section 5.8 hereof.

     Section 6.2  Conditions to Obligation of Parent and Merger Sub to Effect
                  -----------------------------------------------------------
the Merger.  The obligations of Parent and Merger Sub to effect the Merger shall
- ----------
be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) InnerVentions and Stockholder shall have performed, in all material respects, all of their respective agreements contained herein that are required to be performed by each of them on or prior to the Closing Date, and Parent shall have received a certificate of the President or a Vice President of InnerVentions, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of Stockholder contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, and Parent shall have received a certificate from Stockholder, dated the Closing Date, certifying to such effect.

          (c) Parent shall have received the written consent of both the Hospital and Bard to this Agreement.

          (d) Parent shall have received Hospital's written consent to the assignment of the License Agreement and the Sublicense Agreement.

          (e) Parent shall have received written confirmation from Hospital that Parent shall be deemed to be a third party beneficiary of the rights of Hospital and obligations of Bard under the Technology Donation Agreement, with full rights of substitution to enforce such rights and obligations.

          (f) Parent shall have received a pledge of all of the FS Parent Stock and the Parent Common Stock Warrants (the "Pledge"), (which represent all securities held by Stockholder in Parent), dated the Closing Date, in substantially the form of Exhibit E, together with all certificates and documentation required to be delivered under the Pledge.

          (g) Parent shall have received the opinion of Testa, Hurwitz & Thibeault counsel to InnerVentions, dated the Closing Date, in the form of Exhibit F.



                                  ARTICLE VII

                                  TERMINATION

     Section 7.1  Termination.  This Agreement may be terminated and the Merger
                  -----------
contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after approval by their respective stockholders:

          Section 7.1.1  By mutual written consent of Parent and InnerVentions;

          Section 7.1.2 By either Parent or InnerVentions, if a court of competent jurisdiction or a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          Section 7.1.3 By Parent, if InnerVentions fails to perform in all material respects its obligations under this Agreement;

          Section 7.1.4 By Parent, if there shall have occurred an IV Material Adverse Effect since the date of this Agreement; or

          Section 7.1.5 By InnerVentions, if Parent fails to perform in all material respects its obligations under this Agreement.

     Section 7.2  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement and abandonment of the Merger as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Parent or InnerVentions, except as set forth in this Section,
Section 3.7 hereof and Article VIII and except to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION


     Section 8.1  Obligation of Stockholder to Indemnify.  Stockholder shall
                  --------------------------------------
indemnify, defend and hold harmless Parent and its assigns from and against any losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of:

               (i) the breach of any representation, warranty, covenant or agreement of InnerVentions, Clamshell or Stockholder contained in this Agreement or in any document or other writing delivered pursuant to this Agreement; and


               (ii) any liabilities or obligations of InnerVentions or its predecessors arising prior to the Closing Date, which is not expressly referred to in this Agreement or, if such liability or obligation is expressly referred to in this Agreement, to the extent the actual liability or obligation exceeds the amount of such liability or obligation as herein stated.

Anything to the contrary notwithstanding, any indemnification obligation of Stockholder for any Losses under Section 8.1 shall be satisfied in accordance with Section 8.4.

     Section 8.2  Obligation of Parent to Indemnify.  Parent shall indemnify,
                  ---------------------------------
defend and hold harmless Stockholder from and against any Losses arising out of or due to a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement or in any document or other papers delivered by Parent pursuant to this Agreement.

     Section 8.3  Notice and Opportunity to Defend.  If any party (the
                  --------------------------------
"Indemnified Party") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties ) is obligated to provide indemnification (the "Indemnifying Party") pursuant to
Section 8.1 or 8.2, the Indemnified Party shall promptly give the Indemnifying Party notice thereof; provided, however, that failure to give such notification
                      --------  -------
shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the Indemnifying Party shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against the Indemnified Party made with the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to the Indemnified Party of an unconditional release from all liability in respect of such claim.

     8.4  Collateral for Limited Recourse Claim for Indemnification.
          ---------------------------------------------------------

          (a) The indemnification obligations of Stockholder for any Losses under Section 8.1 shall be satisfied only in accordance with this Section 8.4. Any amount payable by Stockholder pursuant to Section 8.1 (the "Claim Amount") shall be paid, at the option of Stockholder, (x) by the delivery of cash in an amount equal to the Claim Amount or (y) by the transfer of the FS Parent Stock or, subject to Section 8.4 (c) below, the Parent Common Stock Warrants, which are subject of the Pledge referred to in Section 6.2(f) (the "Stock Collateral") with a value (the "Stock Value"), determined as set forth below as of the date that the Claim Amount is required to be paid (the "Payment Date").

          (b) For purposes of this Section 8.4, the Stock Value shall be determined as follows:

          (x) Each share of FS Parent Stock shall be valued at $1.13; and

          (y) Parent Common Stock Warrants shall be valued by multiplying the number of shares of Common Stock issuable upon exercise of the Parent Common Stock Warrants by the difference between the exercise price of the Parent Common Stock Warrants and the Fair Market Value (as defined below) of a share of Parent Common Stock.

          (c) To the extent that Stockholder elects to satisfy its obligations under Section 8.1 by delivery of Stock Collateral in accordance with Section 8.4(a) hereof, such obligations shall first be satisfied by the transfer of Parent Common Stock, and then only after all Parent Common Stock has been transferred to the Parent, shall remaining Claim Amounts be satisfied by transfer of Parent Common Stock Warrants.

          (d) For the purposes of this Section 8.4, "Fair Market Value" on any day shall mean the average of the daily market prices of a share of Parent Common Stock over a period of 30 consecutive Business Days prior to the day as of which "Fair Market Value" is being determined. The market price for each such Business Day shall be the average of the closing prices on such day of the Parent Common Stock on all domestic exchanges on which the Parent Common Stock is then listed, or, if there shall have been no sales on any such exchange on such day, the average of the closing bid and asked prices on all such exchanges at the end of such day, or, if the Parent Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 3:30 P.M., New York time, on such day, or if the Parent Common Stock shall not be quoted, in the NASDAQ System, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the Parent Common Stock is listed on any domestic exchange, the term "Business Days" as used in this clause shall mean Business Days on which such exchange is open for trading. If at any time the Parent Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" shall be deemed to be determined in good faith by the Board of Directors of Parent.

          (e) The liability of Stockholder in respect of the Claim Amount shall be limited to recourse by Parent against the Stock Collateral only, in accordance with the terms of the Pledge and this Section 8.4, and Stockholder, upon the satisfactory transfer of the Stock Collateral to Parent or its assigns, shall not be liable for any such excess of the Claim Amount over the Stock Value.

                                  ARTICLE IX

                              GENERAL PROVISIONS


     Section 9.1  Notices.  Any notice required to be given hereunder shall be
                  -------
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


If to Parent or Merger Sub:         If to InnerVentions or Stockholder:

Nitinol Medical Technologies, Inc.  c/o Fletcher Spaght, Inc.
263 Summer Street                   222 Berkeley Street
Boston, MA 02210                    Boston, MA 02116-3761
Fax:   (617) 737-0924               Fax:   (617) 247-7757
Attn:  Tom Tully, CEO               Attn:  John Fletcher


With copies to:                     With copies to:
Squadron, Ellenoff, Plesent &       Testa, Hurwitz & Thibeault
Sheinfeld, LLP                      125 High Street
551 Fifth Avenue                    Boston, MA  02110
New York, New York 10176            Fax:  (617) 248-7100
Fax:   (212) 697-6686               Attn: William B. Asher, Jr., Esq.
Attn:  Stephen H. Kay, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     Section 9.2  Assignment, Binding Effect.  Neither this Agreement nor any of
                  --------------------------
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     Section 9.3  Entire Agreement.  This Agreement and any documents delivered
                  ----------------
by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     Section 9.4  Amendment.  This Agreement may not be amended except by an
                  ---------
instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     Section 9.6  Counterparts.  This Agreement may be executed by the parties
                  ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 9.7  Headings.  Headings of the Articles and Sections of this
                  --------
Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     Section 9.8  Interpretation.  In this Agreement, unless the context
                  --------------
otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     Section 9.9  Waivers.  Except as provided in this Agreement, no action
                  -------
taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 9.10  Incorporation of Schedules and Exhibits.  The Schedules and
                   ---------------------------------------
Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     Section 9.11  Severability.  Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 9.12  Enforcement of Agreement.  The parties hereto agree that
                   ------------------------
irreparable damage would occur in the event that any of the provisions of this

Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                    NITINOL MEDICAL TECHNOLOGIES, INC.



                                    By: /s/Thomas M. Tully
                                       ----------------------------
                                       Name: Thomas M. Tully
                                       Title: President

                                    NMT HEART, INC.



                                    By: /s/Thomas M. Tully
                                       ----------------------------
                                       Name: Thomas M. Tully
                                       Title: President

                                    INNERVENTIONS, INC.



                                    By: /s/R. John Fletcher/s/David Chazanovitz
                                       ----------------------------
                                       Name: R. John Fletcher/David Chazanovitz
                                       Title: Chairman/President & C.E.O

                                    FLETCHER SPAGHT, INC.

                                    By: /s/R. John Fletcher
                                       ----------------------------
                                       Name: R. John Fletcher
                                       Title: Chairman

                                     - 23 -